                                                                    EXHIBIT 3.3


                            CERTIFICATE OF AMENDMENT
                                        OF
                          CERTIFICATE OF INCORPORATION
                                        OF
                                OBJECTSPACE, INC.

                     (Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware)

         ObjectSpace, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The Certificate of Incorporation of the Corporation is hereby amended by replacing Article FOURTH in its entirety with the Article FOURTH set forth on EXHIBIT A attached hereto and incorporated herein by this reference.

         SECOND: The Board of Directors of the Corporation duly adopted resolutions setting forth the above-referenced amendment, declaring such amendment to be advisable, and calling for a vote of the stockholders of the Corporation on such amendment.

         THIRD: The stockholders of the Corporation duly adopted resolutions approving the above-referenced amendment.

         FOURTH: The above-referenced amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                                    * * * * *

                                                                    EXHIBIT 3.3



         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and attested as of the 20th day of August, 1998.



                                           OBJECTSPACE, INC.



                                           By:   /s/ DAVID NORRIS
                                              ----------------------------
                                           Name:   David Norris
                                           Title:  President




ATTEST:


       /s/ DEBORAH THOMAS
-------------------------------
Name: Deborah Thomas
Title: Secretary



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
                                                                    EXHIBIT 3.3



                                    EXHIBIT A


         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 25,000,000 shares of capital stock, classified as (i) 20,000,000 shares of common stock, $.01 par value ("Common Stock"), and (ii) 5,000,000 shares of preferred stock, $1.00 par value ("Preferred Stock").

         The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock and Common Stock are as follows:

         1.       PROVISIONS RELATING TO THE PREFERRED STOCK.

         (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted, as hereinafter prescribed, by the entire board of directors of the Corporation ("Board of Directors") or by any duly designated committee thereof ("Committee").

         (b) Authority is hereby expressly granted to and vested in the Board of Directors or Committee to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                  (i) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

                  (ii) the number of shares to constitute the class or series and the designations thereof;

                  (iii) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

                  (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                  (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for


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                                                                    EXHIBIT 3.3



retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

                  (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                  (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                  (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares or any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                  (ix) such other special rights and protective provisions with respect to any class or series as may to the Board of Directors or Committee deem advisable.

         (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors or Committee may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors or Committee may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to the terms fixed therefor in the resolution or resolutions providing for the issuance of such class or series adopted by the Board of Directors or any Committee.

         2.       PROVISIONS RELATING TO THE COMMON STOCK.

         (a) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon

                                                                    EXHIBIT 3.3



all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

         (b) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Board of Directors or Committee at any time and from time to time out of any funds of the Corporation legally available therefor.

         (c) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this paragraph (c), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

         3.       GENERAL.

         (a) Subject to the foregoing provisions of this Certificate of Incorporation and the applicable provisions of the DGCL, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors or Committee, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

         (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors or Committee. The Board of Directors or Committee shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; PROVIDED, HOWEVER, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.


                                       5